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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)             March 19, 2003
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                         MONTANA MILLS BREAD. CO., INC.
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               (Exact name of registrant as specified in charter)


        Delaware                     001-31367               16-1551461
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(State or other jurisdiction        (Commission              (IRS Employer
of incorporation)                   File Number)             Identification No.)


2171 MONROE AVENUE, SUITE 205A, ROCHESTER, NEW YORK                    14618
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(Address of principal executive offices)                             (Zip Code)


Registrant's telephone number, including area code            585-242-7540
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          (Former name or former address, if changed since last report)
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ITEM 9.  REGULATION FOR DISCLOSURE.

On March 19, 2003 Montana Mills Bread Co., Inc. issued the following press release:

"ROCHESTER, NEW YORK - MARCH 19, 2003. MONTANA MILLS BREAD CO., INC. (AMEX-MMX) ("Montana Mills" or the "Company") announced today that as a part of its strategic plan to develop larger bakery cafe style bread stores it has decided to close nine store locations. These locations are either underperforming stores and/or are in markets where the Company's market penetration is generally weaker. The Company's remaining 22 stores in the core markets of Rochester, Buffalo, Syracuse, Elmira and Binghamton, New York; and Hartford, Connecticut will not be affected.

Montana Mills owns and operates upscale village bread stores in the Northeastern and Midwestern United States that produce and sell a variety of baked goods and satellite cafes that sell the items baked at the Company's village bread stores.

This press release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These include statements concerning plans, objectives, goals, strategies, future events or performance and all other statements which are other than statements of historical fact, including without limitation, statements containing words such as "believes," "anticipates," "expects," "estimates," "projects," "will," "might" and words of a similar nature. Such statements involve risks and uncertainties that could cause actual results to differ materially from those projected. The forward-looking statements contained in this release represent the judgment of Montana Mills as of the date of this report. Montana Mills disclaims, however, any intent or obligation to update any forward-looking statements.

For further information, call David Klein at 585 242 7540."
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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           MONTANA MILLS BREAD CO., INC.

Dated:  March 19, 2003                By:  /s/ Eugene O'Donovan
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                                           Eugene O'Donovan
                                           President and Chief Executive Officer